Exhibit 24.4

POWER OF ATTORNEY

Reference is hereby made to the registration by Total Capital International (“TCI”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of debt securities guaranteed by TOTAL S.A. to be issued, from time to time, by TCI (the “Securities”). Such Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”), and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Humbert de Wendel, Treasurer of TOTAL S.A., as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority, with the power of substitution, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: April 26, 2012	By:	/s/ Humbert de Wendel
Humbert de Wendel Chairman and Chief Executive Officer (Principal Executive Officer), Director

Date: April 26, 2012	By:	/s/ Noubi Ben Hamida
Noubi Ben Hamida Director

Date: April 26, 2012	By:	/s/ Dominique Bonnet
Dominique Bonnet Chief Accounting Officer (Principal Financial and Accounting Officer), Director

Date: April 26, 2012	By:	/s/ Christine Catelon
Christine Catelon Director

Date: April 26, 2012	By:	/s/ Patrick de La Chevardière
Patrick de La Chevardière Director

Date: April 26, 2012	By:	/s/ Marie-Sophie Wolkenstein
Marie-Sophie Wolkenstein Director

Date: April 26, 2012	By:	/s/ Robert O. Hammond
Robert O. Hammond Authorized Representative in the United States